UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Salix Pharmaceuticals, Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 17, 2004

To The Stockholders:

NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Salix Pharmaceuticals, Ltd., will be held on Thursday, June 17, 2004 at 9:00 a.m., local time, at 8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina for the following purposes:

1.	To elect five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2.	To approve the amendment of our 1996 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 5,500,000 to 6,800,000;

3.	To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004; and

4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 23, 2004 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting in person. To assure your representation at the meeting, however, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the annual meeting. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

For the Board of Directors,

SALIX PHARMACEUTICALS, LTD.

Stephen D. Celestini,

Corporate Secretary

Raleigh, North Carolina

April 29, 2004

Your vote is important. In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy as promptly as possible and return it in the enclosed envelope.

SALIX PHARMACEUTICALS, LTD.

PROXY STATEMENT

2004 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 17, 2004

General

The enclosed proxy is solicited on behalf of the Board of Directors of Salix Pharmaceuticals, Ltd. for use at the annual meeting of stockholders to be held Thursday, June 17, 2004 at 9:00 a.m., local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Only stockholders of record at the close of business on April 23, 2004 are entitled to notice of and to vote at the meeting. On the record date, 23,987,094 shares of our common stock were issued and outstanding.

These proxy solicitation materials and the Annual Report to Stockholders for the year ended December 31, 2003, including financial statements, were first mailed on or about April 29, 2004 to all stockholders entitled to vote at the meeting.

The purposes of the meeting are:

1. To elect five directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified;

2. To approve the amendment of our 1996 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 5,500,000 to 6,800,000;

3. To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004; and

4. To transact such other business as may properly come before the meeting or any adjournment thereof.

Record Date and Shares Outstanding

Stockholders of record at the close of business on April 23, 2004 are entitled to notice of and to vote at the meeting. At the record date 23,987,094 shares of our common stock were issued and outstanding.

Revocability of Proxies

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by:

•	filing with the Corporate Secretary of Salix at or before the taking of the vote at the meeting a written notice of revocation bearing a later date than the proxy;

•	duly executing a later dated proxy relating to the same shares and delivering it to the Corporate Secretary of Salix at or before the taking of the vote at the meeting; or

•	attending the meeting and voting in person (although attendance at the meeting will not in and of itself constitute a revocation of a proxy).

Any written notice of revocation or subsequent proxy should be delivered to Salix Pharmaceuticals, Ltd. at 8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615, Attention: Corporate Secretary, or hand-delivered to the Corporate Secretary at or before the taking of the vote at the meeting.

Voting

Each holder of common stock is entitled to one vote for each share held as of the record date with respect to all matters that may be considered at the meeting. Stockholders’ votes will be tabulated by persons appointed by the Board of Directors to act as inspectors of election for the meeting. Abstentions are considered shares present and entitled to vote and, therefore, have the same legal effect as a vote against a matter presented at the meeting. Any shares held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable rules, will be considered as shares not entitled to vote and will therefore not be considered in the tabulation of the votes but will be considered for purposes of determining the presence of a quorum.

Solicitation of Proxies

The expense of soliciting proxies in the enclosed form will be borne by Salix. In addition, we might reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries representing beneficial owners of our common stock for their expenses in forwarding soliciting materials to those beneficial owners. Proxies may also be solicited by our directors, officers or employees, personally or by telephone, telegram, facsimile or other means of communication. No additional compensation will be paid for doing so.

Deadline for Receipt of Stockholder Proposals

Stockholders may present proposals for action at meetings of stockholders only if they comply with the proxy rules established by the SEC, applicable Delaware law and our bylaws, as amended and restated on August 18, 2003, a copy of which was filed as Exhibit 3.2 to our Current Report on Form 8-K filed with the SEC on September 2, 2003. Because we did not receive any stockholder proposals to be presented at our 2004 annual meeting of stockholders between March 14, 2004 and April 13, 2004 as required by our bylaws, only the items of business described above will be presented for consideration at the 2004 annual meeting of stockholders.

Stockholder proposals to be presented at our 2005 annual meeting of stockholders must be delivered to our Corporate Secretary at our principal executive offices not earlier than February 14, 2005 nor later than March 15, 2005; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after June 17, 2005, notice by the stockholder must be delivered not later than the close of business on the later of (i) the 90th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

A board of five directors is to be elected at the meeting. Unless a proxy is marked to withhold authority so to vote, the proxy holders will vote the proxies received by them for the five nominees named below, all of whom are currently directors and each of whom has consented to be named in this proxy statement and to serve if elected. In the event that any nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy. We do not expect that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders or until a successor has been elected and qualified.

The Board of Directors unanimously recommends voting “FOR” the five nominees listed below.

The name of and certain information regarding each nominee is set forth below, which information is based on data furnished to us by the nominees. There are no family relationships among directors, director nominees or executive officers of Salix. The business address for each nominee for matters regarding Salix is 8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina 27615.

Name Director Since	Age (1)	Position(s) With Salix
John F. Chappell (2) December 1993	67	Chairman of the Board of Directors

Thomas W. D’Alonzo (2) June 2000	60	Director

Richard A. Franco (2) June 2000	62	Director

William P. Keane (2) January 2004	49	Director

Carolyn J. Logan July 2002	55	President, Chief Executive Officer and Director

(1)	As of March 1, 2004.
(2)	Member of Audit Committee, Compensation Committee and Nominating/Corporate Governance Committee.

John F. Chappell has served as a member of our Board of Directors since December 1993 and has been the Chairman of the Board since September 2004. From 1990 to 2000, he served as founder and Chairman of Plexus Ventures, which specializes in business development and strategic transactions for clients in the biotechnology, pharmaceutical and drug delivery industries. Prior to founding Plexus Ventures, Mr. Chappell served as Chairman, Worldwide Pharmaceuticals for SmithKline Beecham plc, now GlaxoSmithKline plc, where he was responsible for the multi-billion dollar ethical pharmaceutical business with 30,000 employees worldwide. During his 28 years at SmithKline Beecham, Mr. Chappell also headed the International Consumer Products (OTC) operations and the Corporate Development Center. He has served as a director of SmithKline Beecham, the Pharmaceutical Manufacturers Association, now PhRMA, and the Industrial Biotechnology Association, now BIO. Mr. Chappell is a director of CIMA Labs, Inc. He holds a Bachelor of Arts degree from Harvard University and attended the Wharton School of the University of Pennsylvania.

Thomas W. D’Alonzo joined our Board of Directors in June 2000 with over 17 years of pharmaceutical executive experience. From 1996 to 1999, Mr. D’Alonzo served as President and Chief Operating Officer of Pharmaceutical Product Development, Inc., or PPD, a global provider of discovery and development services to pharmaceutical and biotechnology companies. Before joining PPD, he served as President and Chief Executive Officer of GENVEC, Inc. from 1993 to 1996. From 1983 to 1993, Mr. D’Alonzo held positions of increasing responsibility within Glaxo, Inc., including President. Mr. D’Alonzo has served as a director of Goodmark Foods, PPD and Amarillo Biosciences, Inc. Mr. D’Alonzo received his B.S. in Business Administration from the University of Delaware, and his law degree from the University of Denver College of Law.

Richard A. Franco joined our Board of Directors in June 2000. Mr. Franco is President of the Richards Group Ltd., a healthcare consulting firm. He serves as a director of TriPath Imaging, Inc., a public company focused on developing, manufacturing and selling products for cancer detection, diagnosis, staging and treatment, and Tranzyme, Inc., a research and development company focused on drug discovery and development of therapies for neurosensory disorders. Mr. Franco served as the Chairman of the Board for LipoScience, Inc. from May 1997 to October 2002, as well as Chief Executive Officer and President from November 1997 to September 2001. Prior to co-founding LipoScience, he was President, Chief Executive Officer and a director of Trimeris Inc., a biopharmaceutical company. Prior to joining Trimeris, Mr. Franco held several senior positions and served on the Executive Committee of Glaxo, Inc. from 1983 to 1994, including Vice President and General Manager of Glaxo Dermatology, Vice President and General Manager of the Cerenex Division, Vice President of Commercial Development and Vice President of Marketing. Prior to joining Glaxo, Mr. Franco worked in various positions over a 16-year period with Eli Lilly and Company. He received a B.S. in Pharmacy from St. John’s University and did his graduate work in pharmaceutical marketing and management at Long Island University.

William P. Keane joined our Board of Directors in January 2004. Mr. Keane is the Chief Financial Officer and Corporate Secretary for Genta Incorporated, a biopharmaceutical company focused on the identification, development and commercialization of drugs for the treatment of patients with cancer, a position he has held since October 2002. Prior to that, Mr. Keane was the Vice President – Sourcing, Strategy and Operations Effectiveness for Bristol-Myers Squibb Company from April 2001 until October 2002. From August 2000 until April 2001, Mr. Keane was the Chief Financial Officer for Covance Biotechnology Services, a drug development services company. From September 1997 until July 2000, Mr. Keane was the Vice President, Finance – Global Pharmaceutical Manufacturing for Warner-Lambert Company, a pharmaceutical company subsequently acquired by Pfizer Inc. Mr. Keane received a B.A. in Microbiology and an M.B.A. from Rutgers University.

Carolyn J. Logan has served as President and Chief Executive Officer and as a member of the Board of Directors since July 2002. She previously served as Senior Vice President, Sales and Marketing from June 2000 to July 2002. Prior to joining Salix, Ms. Logan served as Vice President, Sales and Marketing of the Oclassen Dermatologics division of Watson Pharmaceuticals, Inc. from May 1997 to June 2000, and as Vice President, Sales from February 1997 to May 1997. Prior to that date, she served as Director, Sales of Oclassen Pharmaceuticals, Inc. from January 1993 to February 1997. Prior to joining Oclassen, Ms. Logan held various sales and marketing positions with Galderma Laboratories, Ulmer Pharmacal and Westwood Pharmaceuticals. Ms. Logan received a B.S. degree in Biology and Dental Hygiene from the University of North Carolina at Chapel Hill.

Required Vote

The five nominees receiving the highest number of affirmative votes of the common stock present or represented and entitled to be voted for them shall be elected as directors. Abstentions or votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but they have no legal effect under Delaware law.

Corporate Governance Matters

Director Independence

Our Board is currently composed of five directors, four of whom our Board has determined to be independent within the meaning of the Nasdaq listing standards. These four directors are Messrs. Chappell, D’Alonzo, Franco and Keane. As part of such determination of independence, our Board has affirmatively determined that none of such four directors have a relationship with Salix that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors. Ms. Logan, our President and Chief Executive Officer, is the only member of management serving as a director.

Board Meetings and Committees

Our Board of Directors has an Audit Committee, a Compensation Committee and a Nominating/Corporate Governance Committee. Each committee is comprised entirely of independent directors in accordance with Nasdaq Marketplace Rules.

The Audit Committee’s purpose is to oversee Salix’s accounting and financial reporting principles and policies and internal audit controls and procedures, oversee Salix’s financial statements and the independent audit thereof, select, evaluate and, where deemed appropriate, replace the outside auditors and evaluate the independence of the outside auditors. The Audit Committee currently consists of Thomas W. D’Alonzo (Chairman), John F. Chappell, Richard A. Franco and William P. Keane. The Board has determined that Mr. Keane is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC.

The Compensation Committee is responsible for determining salaries, incentives and other forms of compensation for executive officers and other employees and administers various incentive compensation and benefit plans. The Compensation Committee currently consists of John F. Chappell (Chairman), Thomas W. D’Alonzo, Richard A. Franco and William P. Keane.

The Nominating/Corporate Governance Committee is responsible for recommending director candidates to the Board, developing, periodically reviewing and overseeing procedures for stockholders to nominate director candidates, developing, periodically reviewing and recommending to the Board a set of corporate governance principles and administering our Code of Business Conduct. The Nominating/Corporate Governance Committee currently consists of Richard A. Franco (Chairman), John F. Chappell, Thomas W. D’Alonzo and William P. Keane.

The charters for the Audit Committee and the Nominating/Corporate Governance Committee, which have been adopted by the Board of Directors, contain a detailed description of the respective committee’s duties and responsibilities and are available under Corporate Governance in the About Us section on our website at www.salix.com. In addition, the charter of the Audit Committee is attached as Appendix A to this proxy statement.

Information Regarding Meetings

During fiscal 2003, the Board of Directors held 17 meetings. The Audit Committee, the Compensation Committee and the Nominating/Corporate Governance Committee each held two meetings in fiscal 2003. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or the committees on which he or she served, which occurred during fiscal 2003.

Although we do not have a formal written policy with respect to Board members’ attendance at our annual meetings of stockholders, we strongly encourage all directors to attend. All of our directors attended the 2003 annual meeting of stockholders.

Selection of Nominees for the Board of Directors

The Nominating/Corporate Governance Committee of our Board of Directors has the responsibility for establishing the criteria for recommending which directors should stand for re-election to our Board and the selection of new directors to serve on our Board. In addition, the committee is responsible for establishing the procedures for our stockholders to nominate candidates to the Board. Although the committee has not formulated any specific minimum qualifications for director candidates, it has determined that desirable characteristics include strength of character, mature judgment, career specialization, relevant technical skills, diversity and independence. The Nominating/Corporate Governance Committee will evaluate a nominee recommended by a stockholder in the same manner in which the committee evaluates nominees recommended by other persons.

For the most recent addition to our Board of Directors, William P. Keane in January 2004, we engaged a third party search firm to help us identify and evaluate director candidates. These candidates were then interviewed by members of management and certain members of the Nominating/Corporate Governance Committee who then shared their findings with the entire Nominating/Corporate Governance Committee. Finally, the entire Board formally appointed Mr. Keane as a member of the Board.

Code of Business Conduct and Code of Ethics

We have adopted a Code of Business Conduct that is designed to promote the highest standards of ethical conduct by our directors and employees. The Code of Business Conduct requires that our directors and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in Salix’s best interest. Our Code of Business Conduct also includes a Code of Ethics for our chief executive officer, chief financial officer, chief accounting officer or controller, or persons performing similar functions for our company.

As a mechanism to encourage compliance with the Code of Business Conduct and the Code of Ethics, we have established procedures to receive, retain, and address complaints received regarding accounting or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner.

Our Code of Conduct and Code of Ethics are available for review under Corporate Governance in the About Us section on our website at www.salix.com.

Communications with the Board of Directors

Stockholders who wish to communicate with members of the Board, including the independent directors individually or as a group, may send correspondence to them in care of our Corporate Secretary at our principal executive offices. Such communication will be forwarded to the intended recipient(s). We currently do not intend to have our Corporate Secretary screen this correspondence, but we may change this policy if directed by the Board due to the nature or volume of the correspondence.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee during fiscal 2003 were John F. Chappell, Thomas W. D’Alonzo and Richard A. Franco. None of these individuals was at any time during 2003 or at any other time an officer or employee of ours. Robert P. Ruscher, the Chairman of the Board of Directors until September 2003 and Carolyn J. Logan, our President and Chief Executive Officer since July 2002, participated in discussions and decisions regarding salaries and incentive compensation for all of our executive officers, except that each was and is excluded from discussions regarding his/her own salary and incentive stock compensation. No interlocking relationship exists between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

Compensation of Directors

We reimburse each member of our Board of Directors for out-of-pocket expenses incurred in connection with attending Board meetings. Non-employee directors receive a one-time grant of an option to purchase 20,000 shares at the fair market value as of the date of grant, vesting ratably over 36 months. In July 2002, we implemented an annual option grant program for outside directors pursuant to which each of our outside directors is granted an option to purchase 10,000 shares at the fair market value as of the date of grant, vesting ratably over 12 months. Directors who are granted stock options execute our standard form of stock option agreement. We pay an annual retainer to our non-employee chairman in the amount of $75,000 and to our other non-employee directors in the amount of $20,000. We pay an annual retainer of $6,000 to all Audit Committee members and additional retainers of $5,000 to the Audit Committee chairperson and $3,000 to the Nominating/Corporate Governance Committee and Compensation Committee chairpersons. Additionally, we pay each non-employee director $1,200 per Board meeting attended in person, $500 per telephonic meeting attended and $500 per Audit Committee meeting attended.

PROPOSAL TWO

AMENDMENT OF THE 1996 STOCK OPTION PLAN

Our 1996 Stock Option Plan, a summary of the terms of which is provided below, was adopted and approved by the Board of Directors and stockholders in 1996, and has been amended from time to time with the approval of our stockholders. A total of 6,800,000 shares of common stock have been reserved for issuance under the 1996 Plan, 1,300,000 of which are subject to stockholder approval at the meeting. As of March 31, 2004, options for 3,089,220 shares were outstanding under the 1996 Plan at a weighted average exercise price of $10.55 per share.

The 1996 Plan authorizes our Board of Directors to grant stock options to eligible employees, directors and consultants of Salix and is structured to allow the Board of Directors broad discretion in creating equity incentives. We believe that stock option grants made under the 1996 Plan are an important incentive for our key employees. Option grants are a significant part of our ability to attract, retain and motivate people whose skills and performance are critical to our success. Salix has a standing practice of linking key employee compensation to corporate performance because we believe that this increases employee motivation to improve stockholder value. We have, therefore, consistently included equity incentives as a significant component of compensation for a broad range of our employees.

As of the record date, we had approximately 140 employees and expect that number to increase as we continue to market our products, seek regulatory approval for products as needed and especially if we successfully in-license additional products. The Board of Directors believes that the remaining shares of common stock available for grant under the 1996 Plan are insufficient to accomplish the purposes of the 1996 Plan as described above. In order to retain the services of our valuable employees as we mature and our employee base grows larger, it might be necessary to grant additional options to current employees as older options become fully vested.

Vote Required

Approval of the amendment to the 1996 Stock Option Plan requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present or represented at the meeting.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

The Board of Directors unanimously recommends that the stockholders vote “For” the amendment of the 1996 Stock Option Plan.

PROPOSAL THREE

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board of Directors has selected Ernst & Young LLP, independent accountants, to audit our consolidated financial statements for the fiscal year ending December 31, 2004 and recommends that stockholders vote for ratification of such appointment. Notwithstanding the selection, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year, if they believe that such a change would be in our best interests and the best interests of our stockholders. In the event of a negative vote on ratification, the Audit Committee will reconsider, but might not change, its selection.

Ernst & Young LLP has audited our financial statements annually since 1993. Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required

Approval of the ratification of the appointment of Ernst & Young LLP as our independent auditors requires the affirmative vote of the holders of at least a majority of the outstanding shares of our common stock entitled to vote and present or represented at the meeting.

In accordance with Delaware law, abstentions will be counted for purposes of determining both whether a quorum is present at the meeting and the total number of shares represented and voting on this proposal. While broker non-votes will be counted for purposes of determining the presence or absence of a quorum, broker non-votes will not be counted for purposes of determining the number of shares represented and voting with respect to the particular proposal on which the broker has expressly not voted and, accordingly, will not affect the approval of this proposal.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the appointment of Ernst & Young LLP as independent auditors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 23, 2004 for the following:

•	each person or entity known to own beneficially more than 5% of the outstanding common stock;

•	each director;

•	each of the executive officers named in the Summary Compensation table; and

•	all directors and executive officers as a group.

Applicable percentage ownership is based on 23,987,094 shares of common stock outstanding as of April 23, 2004, together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options currently exercisable, or exercisable within 60 days after April 23, 2004, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person. For information relating to beneficial owners of greater than 5% of our common stock who are not insiders, we rely upon the reports filed by such persons or entities on Schedule 13G.

Five Percent Stockholders, Directors And Executive Officers	Shares Beneficially Owned	Percentage Beneficially Owned
Wellington Management Company, LLC (1) 75 State Street Boston, Massachusetts 02109	2,165,548	9.03%

RS Investment Management Co. LLC (2) 388 Market Street San Francisco, California 94111	1,939,850	8.09%

FMR Corp. (3) 82 Devonshire Street Boston, Massachusetts 02109	1,565,200	6.53%

John F. Chappell (4)	838,770	3.49%

Robert P. Ruscher (5)	524,882	2.19%

Carolyn J. Logan (6)	397,095	1.64%

Adam C. Derbyshire (7)	139,831	*

Thomas W. D’Alonzo (8)	63,666	*

Arthur R. Kamm (9)	36,666	*

Richard A. Franco (10)	20,166	*

R. Scott Sykes (9)	7,656	*

William P. Keane (9)	2,777	*

All executive officers and directors as a group (7 persons) (11)	1,498,971	6.23%

*	Less than one percent.

(1)	As reported in Schedule 13G filed on February 12, 2004. The Schedule 13G filed by Wellington Management Company, LLC does not list any natural persons having voting and/or investment powers over the securities held of record by Wellington Management Company, LLC.

(2)	As reported in Schedule 13G filed on February 18, 2004. The Schedule 13G filed by RS Investment Management Co. LLC lists G. Randall Hecht as having voting and/or investment powers over the securities held of record by RS Investment Management Co. LLC.

(3)	As reported in Schedule 13G filed on February 17, 2004. Includes 835,000 shares held by Fidelity Management & Research Company. In the Schedule 13G filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson are listed as persons who have voting and/or investment powers over the shares of our common stock held of record by FMR Corp.

(4)	Includes 34,166 shares issuable upon exercise of options.

(5)	Includes 20,780 shares issuable upon exercise of options.

(6)	Includes 216,195 shares issuable upon exercise of options.

(7)	Includes 125,831 shares issuable upon exercise of options.

(8)	Includes 34,166 shares issuable upon exercise of options. Also includes 2,500 shares held by an LLC of which Mr. D’Alonzo and his spouse are members, 1,000 shares held by Mr. D’Alonzo’s spouse and 12,000 shares held by Mr. D’Alonzo’s children.

(9)	Consists entirely of shares issuable upon exercise of options.

(10)	Includes 7,166 shares issuable upon exercise of options and 3,000 shares held indirectly by Mr. Franco’s spouse.

(11)	Includes the shares described in footnotes (4) and (6)-(10).

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information concerning the compensation awarded to, earned by, or paid for services rendered to Salix and its subsidiaries in all capacities during each of the fiscal years in the three-year period ended December 31, 2003, by (1) our Chief Executive Officer and (2) our next four most highly compensated officers during the year ended December 31, 2003. The officers listed on the table set forth below are referred to collectively in this proxy statement as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

		Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Salary	Bonus(1)	Other		Stock Options	All Other Compensation (2)
Carolyn J. Logan (3) President and Chief Executive Officer	2003 2002 2001	$350,000 300,708 250,000	$205,000 115,000 70,000	$	— 7,000 12,000	22,500 190,000 —	$6,000 5,500 36,830

Robert P. Ruscher (4) Executive Chairman of the Board	2003 2002 2001	$275,000 377,083 350,000	$150,000 150,000 80,000		— — —	17,500 35,000 —	$6,000 45,005 87,327

Adam C. Derbyshire Senior Vice President and Chief Financial Officer	2003 2002 2001	$232,083 200,500 185,000	$125,000 78,000 42,000		— — —	60,000 20,000 —	$5,940 5,500 5,100

Arthur R. Kamm (5) Senior Vice President and Chief Development Officer	2003 2002 2001	$126,042 — —	$130,000 — —		— — —	160,000 — —	$163,875 — —

R. Scott Sykes (6) Vice President, Medical Affairs and Chief Medical Officer	2003 2002 2001	$207,000 207,000 59,872	$35,000 55,000 12,500		— — —	7,500 — —	$4,140 5,500 1,500

(1)	Unless otherwise specified, bonuses are reported in the year earned, even if actually paid in a subsequent year. Bonuses earned in 2003 were paid in February 2004.

(2)	Except as otherwise indicated, represents matching contributions under our 401(k) retirement plan.

(3)	Ms. Logan became our President and Chief Executive Officer on July 15, 2002. Ms. Logan was our Senior Vice President, Sales and Marketing from June 12, 2000 to July 15, 2002. During 2000, Ms. Logan incurred $33,455 of relocation expenses. We reimbursed Ms. Logan for these expenses in 2001 and included the reimbursement in All Other Compensation in 2001. Additionally, from August 2000 to July 2002, Ms. Logan received an automobile allowance in the amount of $1,000 per month. This amount is reflected in Other Annual Compensation.

(4)	Mr. Ruscher currently serves as our Senior Corporate Strategist. Mr. Ruscher was our Executive Chairman from July 15, 2002 until September 2, 2003, and was our President and Chief Executive Officer from November 1999 until July 2002. During 2001, we forgave a portion of an outstanding note with Mr. Ruscher. The forgiven principal and accrued interest amounted to $82,227, and is included in All Other Compensation. During 2002, Mr. Ruscher received a lump sum payout of his accrued vacation pay. This amount is included in All Other Compensation. Mr. Ruscher is no longer an executive officer.

(5)	Mr. Kamm became our Senior Vice President, Research and Development and Chief Development Officer on July 16, 2003. Prior to becoming a full-time employee, Mr. Kamm received compensation for consulting services included in All Other Compensation in 2003.

(6)	Mr. Sykes was our Vice President, Medical Affairs & Chief Medical Officer from October 30, 2001 until September 5, 2003.

Option Grants, Exercises and Holdings and Fiscal Year-End Option Values

The following table sets forth certain information concerning all grants of stock options made during the year ended December 31, 2003 to the Named Executive Officers:

Name	Number of Securities Underlying Options/SARs Granted (1)	% of Total Options/SARs Granted to Employees in Fiscal Year (2)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
					5%	10%
Carolyn J. Logan	22,500	1.9%	$11.40	07/02/13	$161,311	$408,795
Robert P. Ruscher	17,500	1.5%	11.40	07/02/13	125,464	317,952
Adam C. Derbyshire	60,000	5.0%	12.00	05/26/13	452,804	1,147,495
Arthur R. Kamm	160,000	13.3%	11.40	07/02/13	1,147,104	2,906,986
R. Scott Sykes	7,500	0.6%	11.40	07/02/13	53,770	136,265

(1)	All options were granted at an exercise price equal to fair market value of the common stock on the date of the grant. The exercise price may be paid in cash, in shares of common stock valued at fair market value on exercise date or through a cashless exercise procedure involving a same-day sale of purchased shares. The options vest one-quarter on the first anniversary of the date of grant and then in equal monthly installments over the next 36 months.

(2)	A total of 1,205,000 options were granted during the fiscal year ended December 31, 2003.

(3)	Potential realizable value is based on the assumption that our common stock will appreciate at the annual rate shown, compounded annually, from the date of grant until the expiration of the 10-year option term. These amounts are calculated for SEC-mandated disclosure purposes and do not reflect our estimate of future stock prices.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information regarding the exercise of stock options during the fiscal year ended December 31, 2003 and stock options held as of December 31, 2003 by the Named Executive Officers.

Name	Shares Acquired On Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Carolyn J. Logan	20,000	$395,000	189,632	162,868	$3,659,676	$2,681,524
Robert P. Ruscher	—	—	14,217	38,283	226,061	551,639
Adam C. Derbyshire	—	—	103,331	76,669	2,046,604	1,023,796
Arthur R. Kamm	—	—	—	160,000	—	1,804,800
R. Scott Sykes	59,685	327,035	2,657	15,311	33,255	78,838

(1)	Based on the closing sales price in trading on The Nasdaq National Market on December 31, 2003 of $22.68, minus the exercise price for the applicable options.

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 on all our equity compensation plans currently in effect.

Plan Category	Number of securities to be issued upon exercise of outstanding options or warrants (a)	Weighted-average exercise price of outstanding options or warrants (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders:
1996 Stock Option Plan	3,113,791	$9.14	328,358

Equity compensation plans not approved by stockholders:	—	—	—

Total	3,113,791	$9.14	328,358

Employment Agreements and Change in Control Arrangements

We entered into employment agreements with Adam C. Derbyshire in June 2001, Arthur R. Kamm in July 2003 and Carolyn J. Logan in June 2001. The relevant agreement provides for a base salary which is in the amount of $260,000 for Mr. Derbyshire, $286,000 for Dr. Kamm and $364,000 for Ms. Logan. Each officer may be given a cash bonus within the sole discretion of the Board of Directors. Each agreement prohibits the officer from entering into employment with any direct competitor and from soliciting any employee of Salix to leave Salix while the agreement is in effect and for one year after termination of the agreement. The agreements have no set term. Each agreement will remain in effect until (1) we terminate the officer whether for “reasonable cause” (as defined in the agreement) or not, (2) the officer terminates whether for “good reason” (as defined in the agreement) or not, or (3) the officer’s death or incapacitating disability. In the event of termination by us without reasonable cause or by the officer with good reason, the officer will be paid his or her monthly salary for 24 months for Ms. Logan and 18 months for Mr. Derbyshire and Dr. Kamm. In such event, the officer may also be paid a pro rata portion of his or her bonus, if any, for the year in which termination occurs, as we determine. In addition, we will pay the officer for the same period of time all benefits to which he or she was entitled at the time of termination. Mr. Sykes terminated his employment on September 5, 2003. Mr. Sykes provided consulting services through October 31, 2003 and was compensated at his salary rate in effect prior to termination. In addition, Mr. Sykes is entitled to receive his salary in effect prior to termination for the eight months immediately following the conclusion of his consulting services.

Under our 1996 Stock Option Plan, in the event of a merger or change of control of Salix, under certain circumstances, vesting of options outstanding under the plan will automatically accelerate such that outstanding options will become fully exercisable, including with respect to shares for which such shares would be otherwise unvested.

CERTAIN TRANSACTIONS

Our policy regarding transactions with management is that they should be made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions, including loans, between us and our officers, directors, principal stockholders and their affiliates will be approved by our Audit Committee or a majority of the disinterested directors, and will continue to be on terms no less favorable to us than could be obtained from unaffiliated third parties.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all such forms that they file. Based solely on a review of the copies of such forms received by Salix, or written representations from reporting persons that no Forms 5 were required for such persons, we believe that during fiscal 2003, our officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements.

REPORT OF THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

Notwithstanding any statement to the contrary in any of our previous or future filings with the SEC, this Report of the Compensation Committee of the Board of Directors shall not be deemed “filed” with the SEC or “soliciting material” under the Exchange Act and shall not be incorporated by reference into any such filings.

Introduction

The Compensation Committee of the Board of Directors was established in December 1994 and is composed only of outside directors. During fiscal 2003, the Compensation Committee consisted of John F. Chappell (Chairman), Thomas W. D’Alonzo and Richard A. Franco. In general, the Committee is responsible for reviewing and approving Salix’s compensation practices, including executive salary levels and variable compensation programs. With respect to the compensation of its Chief Executive Officer, the Committee reviews and approves the various elements of the Chief Executive Officer’s compensation. With respect to other executive officers, the Committee reviews the recommendations for such individuals presented by the Chief Executive Officer and the basis therefor.

The Board of Directors administers our 1996 Stock Option Plan.

General Compensation Philosophy

The primary objectives of our executive compensation policies include the following:

•	To attract, motivate and retain a highly qualified executive management team;

•	To link executive compensation to our financial performance as well as to defined individual management objectives established by the Committee;

•	To compensate competitively with the practices of similarly situated specialty pharmaceutical companies; and

•	To create management incentives designed to enhance stockholder value.

We compete in an aggressive and dynamic industry and, as a result, believe that finding, motivating and retaining quality employees, particularly senior managers, sales personnel and technical personnel, are key factors to our future success. The Committee’s compensation philosophy seeks to align the interests of stockholders and management by tying compensation to our performance, either directly in the form of salary or annual bonuses paid in cash, or indirectly in the form of appreciation of stock options granted to employees through our equity incentive programs.

Executive Compensation

We have a compensation program which consists of two principal components: cash-based compensation and equity-based compensation. These two principal components are intended to attract, retain, motivate and reward executives who are expected to manage both the short-term and long-term success of our company.

Cash-Based Compensation.    Cash-based compensation consists of salary, or base pay, and a discretionary annual bonus. The salaries and bonuses of each of the Named Executive Officers, other than the Chief Executive Officer, for the year ended December 31, 2003 were reviewed by the Compensation Committee, upon the recommendation of the Chief Executive Officer. In its review, the Board of Directors considers the extent to which Salix achieved its corporate objectives for the year in question, the executive’s position, his or her individual performance, and other factors. Due to the outstanding performance of the Named Executive Officers in meeting our corporate objectives in fiscal 2003, the Compensation Committee determined to pay the Named Executive Officers larger cash bonuses than in prior years.

Equity Incentive Programs. Long-term equity incentives, including stock options granted pursuant to our 1996 Stock Option Plan, align the economic interests of management and employees with those of its stockholders. Stock options are a particularly strong incentive because they are valuable to employees only if the fair market value of the common stock increases above the exercise price, which is set at the fair market value of the common stock on the date the option is granted. In addition, employees must remain employed for a fixed period of time in order for the options to vest fully. In general, one-fourth of the shares issuable upon exercise of options granted under the 1996 Plan become vested 12 months after the vesting start date and the remainder vest at the rate of 1/36 of the shares for each month thereafter. The Board of Directors or the Committee may grant, and has granted, options with vesting schedules that differ from such general schedule. The number of options granted to each executive, other than the Chief Executive Officer, is determined by the Board of Directors, upon the recommendation of the Chief Executive Officer. In making its determination, the Board of Directors considers the executive’s position, his or her individual performance, the number of options held by the executive, with particular attention to the executive’s unvested option position, and other factors.

Compensation of Chief Executive Officer

In determining compensation for the Chief Executive Officer, the Committee considers comparative financial and compensation data of selected peer companies. Carolyn J. Logan was elected Salix’s President and Chief Executive Officer on July 15, 2002. Due to the outstanding performance of Ms. Logan in managing the Company during a critical time in its history and in meeting and exceeding corporate objectives in fiscal 2003, the Compensation Committee determined to pay her a larger cash bonus than in prior years. For fiscal 2004, Salix has set Ms. Logan’s base annual salary at $364,000.

Tax Deductibility of Executive Compensation

Section 162 of the Code limits the federal income tax deductibility of compensation paid to the Chief Executive Officer and to each of the Named Executive Officers. We may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including stockholder approval). Based on our current compensation plans and policies and proposed regulations interpreting this provision of the Code, we believe that, for the near future, there is little risk that we will lose any significant tax deduction for executive compensation.

Summary

The Compensation Committee intends that its compensation program shall be fair and motivating and shall be successful in attracting and retaining qualified employees and in linking compensation directly to Salix’s success. The Board of Directors and the Compensation Committee intend to review this program on an ongoing basis to evaluate its continued effectiveness.

THE COMPENSATION COMMITTEE OF THE

BOARD OF DIRECTORS

John F. Chappell, Chair

Thomas W. D’Alonzo

Richard A. Franco

William P. Keane

SALIX STOCK PRICE PERFORMANCE GRAPH

The following graph compares our cumulative total stockholder return from December 31, 1998 to December 31, 1999 with those of The Toronto Stock Exchange 300 Index and the Canadian Biotech/Pharmaceuticals Index. The graph assumes that U.S. $100 was invested on December 31, 1998 in (1) our common stock, (2) The Toronto Stock Exchange 300 Index and (3) the Canadian Biotech/Pharmaceuticals Index and that all dividends were reinvested.

The graph also compares our cumulative total stockholder return from November 20, 2000 (the effective date of our initial listing on the Nasdaq Small Cap Market) with those of the Nasdaq Composite Index and the Nasdaq Biotech Index and that all dividends were reinvested. The graph assumes that U.S. $100 was invested on November 20, 2000 in (1) our common stock, (2) the Nasdaq Composite Index and (3) the Nasdaq Biotech Index. Note that historic stock price performance is not necessarily indicative of future stock price performance.

On November 20, 2000, our common stock began trading on the Nasdaq Small Cap Market under the symbol “SLXP.” On February 26, 2001, our common stock began trading on the Nasdaq National Market and retained our symbol “SLXP.”

The stock price performance graph set forth below under the caption “Performance Graph” shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed “filed with” or “soliciting material” under such Acts.

Comparison of the Cumulative Total Return Among

Salix Pharmaceuticals, Ltd. and Comparative Indices.

	12/31/98	12/31/99	11/20/00	12/31/00	12/31/01	12/31/2002	12/31/2003
SLX	100.00	58.40
TSE 300	100.00	131.71
Biotech/Pharm Idx	100.00	126.80
SLXP			100.00	111.11	200.00	69.04	224.00
Nasdaq Comp. Idx			100.00	85.46	67.80	46.87	70.23
Nasdaq Bio. Idx			100.00	105.44	89.86	58.05	85.12

No dividends have been declared or paid on our common stock. We intend to retain earnings, if any, to fund our business and do not anticipate paying any cash dividends in the foreseeable future. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns.

AUDIT COMMITTEE REPORT

Our Audit Committee has (1) reviewed and discussed the audited financial statements with management, (2) discussed with Ernst & Young LLP, our independent accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61, and (3) received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1, and has discussed the accountants’ independence with the independent accountants. Based upon these discussions and reviews, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and filed with the SEC.

Our Audit Committee is currently composed of the following four directors, all of whom are independent directors as defined in Rule 4200(a)(14) of the National Association of Securities Dealers listing standards: John F. Chappell; Thomas W. D’Alonzo; Richard A. Franco; and William P. Keane. Our Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is attached as Appendix A, and performs the functions described therein.

Ernst & Young LLP served as the Company’s independent auditors for 2003 and audited the consolidated financial statements of the Company for the year ended December 31, 2003.

Summary of Fees

The following table summarizes the aggregate fees billed for professional services rendered to the Company by Ernst & Young LLP in 2003 and 2002. A description of these various fees and services follows the table.

	2003	2002
Audit Fees	$145,000	$196,400
Audit-related Fees	12,500	4,200
Tax Fees	31,000	15,000
All Other Fees	—	—
Total	$189,000	$215,600

Percentage of Audit & Audit-related Fees to Total Fees	84%	93%

Audit Fees

The aggregate fees billed to us by Ernst & Young LLP in connection with the annual audit, for the reviews of the Company’s financial statements included in the quarterly reports on Form 10-Q, and for other services normally provided in connection with statutory and regulatory filings, were approximately $145,000 and $196,400 for 2003 and 2002, respectively.

Financial Information Systems Design and Implementation Fees

We did not engage Ernst & Young LLP for any design or implementation of financial information systems during the fiscal years ended December 31, 2003 or 2002.

Audit Related Fees

The aggregate fees billed to us by Ernst & Young LLP for audit-related services were approximately $12,500 and $4,200 for the years ended December 31, 2003 and 2002, respectively.

Tax Fees

The aggregate fees billed to us by Ernst & Young LLP in connection with tax services were approximately $31,000 and $15,000 for the years ended December 31, 2003 and 2002, respectively.

All Other Fees

We did not engage Ernst & Young LLP for any services other than those listed above during 2003 or 2002.

Our Audit Committee has considered whether and determined that the provision of the non-audit services rendered to us during 2003 was compatible with maintaining the independence of Ernst & Young LLP.

Respectfully submitted by the members of the Audit Committee of the Board of Directors.

Thomas W. D’Alonzo, Chair

John F. Chappell

Richard A. Franco

William P. Keane

OTHER MATTERS

We do not know of any other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors recommends.

THE BOARD OF DIRECTORS

Dated: April 29, 2004

APPENDIX A

SALIX PHARMACEUTICALS, LTD.

AUDIT COMMITTEE CHARTER

I.    Composition of the Audit Committee:  The Audit Committee shall be comprised of at least three independent directors, each of whom shall be able to read and understand fundamental financial statements (or will become able to do so within a reasonable period of time after appointment to the Audit Committee) and shall otherwise satisfy the applicable membership requirements under the rules of the Toronto Stock Exchange or any other stock exchange on which the Company’s shares may trade, as such requirements are interpreted by the Board of Directors in its business judgment.

II.    Purposes of the Audit Committee:  The purposes of the Audit Committee are to assist the Board of Directors:

1.	in its oversight of the Company’s accounting and financial reporting principles and policies and internal audit controls and procedures;

2.	in its oversight of the Company’s financial statements and the independent audit thereof;

3.	in selecting (or nominating the outside auditors to be proposed for shareholder approval in any proxy statement), evaluating and, where deemed appropriate, replacing the outside auditors; and

4.	in evaluating the independence of the outside auditors.

The function of the Audit Committee is oversight. The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements. Management and the internal auditing department, if any, are responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for planning and carrying out a proper audit and reviews, including reviews of the Company’s quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

The outside auditors for the Company are ultimately accountable to the Board of Directors (as assisted by the Audit Committee), as representatives of the Company’s shareholders. The Board of Directors, with the assistance of the Audit Committee, has the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditors (or to nominate the outside auditors to be proposed for shareholder approval in any proxy statement).

The outside auditors shall submit to the Company annually a formal written statement delineating all relationships between the outside auditors and the Company (“Statement as to Independence”), addressing at least the matters set forth in Independence Standards Board No. 1.

III.    Meetings of the Audit Committee:  The Audit Committee shall meet on a regular basis, and special meetings should be called as circumstances dictate, to discuss with management the annual audited financial statements and, if deemed necessary by the Audit Committee, the quarterly financial statements and quarterly financial results. In addition to such meetings of the Audit Committee as may be required to discuss the matters set forth in Article IV, the Audit Committee should meet separately at least annually with management, the director of the internal auditing department, if any, and the outside auditors to discuss any matters that the Audit Committee or any of these persons or firms believe should be discussed privately. The Audit Committee may request any officer or employee of the Company or the Company’s outside counsel or outside auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. Members of the Audit Committee may participate in a meeting of the Audit Committee by means of conference call or similar communications equipment by means of which all persons participating in the meeting can hear each other.

IV.    Duties and Powers of the Audit Committee:  To carry out its purposes, the Audit Committee shall have the following duties and powers:

1.	with respect to the outside auditor,

(i)	to provide advice to the Board of Directors in selecting, evaluating or replacing outside auditors;

(ii)	to review the fees charged by the outside auditors for audit and non-audit services;

(iii)	to ensure that the outside auditors prepare and deliver annually a Statement as to Independence (it being understood that the outside auditors are responsible for the accuracy and completeness of this Statement), to discuss with the outside auditors any relationships or services disclosed in this Statement that may impact the objectivity and independence of the Company’s outside auditors and to recommend that the Board of Directors take appropriate action in response to this Statement to satisfy itself of the outside auditors’ independence; and

(iv)	to instruct the outside auditors that the outside auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company’s shareholders;

2.	with respect to the internal auditing department, if any,

(i)	to review the appointment and replacement of the director of the internal auditing department; and

(ii)	to advise the director of the internal auditing department that he or she is expected to provide to the Audit Committee summaries of and, as appropriate, the significant reports to management prepared by the internal auditing department and management’s responses thereto;

3.	with respect to financial reporting principles and policies and internal audit controls and procedures,

(i)	to advise management, the internal auditing department, if any, and the outside auditors that they are expected to provide to the Audit Committee a timely analysis of significant financial reporting issues and practices;

(ii)	to consider any reports or communications (and management’s and/or the internal audit department’s, if any, responses thereto) submitted to the Audit Committee by the outside auditors required by or referred to in SAS 61 (as codified by AU Section 380), as may be modified or supplemented, including reports and communications related to:

•	deficiencies noted in the audit in the design or operation of internal controls;

•	consideration of fraud in a financial statement audit;

•	detection of illegal acts;

•	the outside auditor’s responsibility under generally accepted auditing standards;

•	significant accounting policies;

•	management judgments and accounting estimates;

•	adjustments arising from the audit;

•	the responsibility of the outside auditor for other information in documents containing audited financial statements;

•	disagreements with management;

•	consultation by management with other accountants;

•	major issues discussed with management prior to retention of the outside auditor;

•	difficulties encountered with management in performing the audit;

•	the outside auditor’s judgments about the quality of the entity’s accounting principles; and

•	reviews of interim financial information conducted by the outside auditor;

(iii)	to meet with management, the director of the internal auditing department, if any, and/or the outside auditors:

•	to discuss the scope of the annual audit;

•	to discuss the audited financial statements;

•	to discuss any significant matters arising from any audit or report or communication referred to in items 2(ii) or 3(ii) above, whether raised by management, the internal auditing department or the outside auditors, relating to the Company’s financial statements;

•	to review the form of opinion the outside auditors propose to render to the Board of Directors and shareholders;

•	to discuss significant changes to the Company’s auditing and accounting principles, policies, controls, procedures and practices proposed or contemplated by the outside auditors, the internal auditing department or management; and

•	to inquire about significant risks and exposures, if any, and the steps taken to monitor and minimize such risks;

(iv)	to obtain from the outside auditors assurance that the audit was conducted in a manner consistent with Section 10A of the Securities Exchange Act of 1934, as amended, which sets forth certain procedures to be followed in any audit of financial statements required under the Securities Exchange Act of 1934; and

(v)	to discuss with the Company’s internal general counsel, if any, or outside counsel any significant legal matters that may have a material effect on the financial statements, the Company’s compliance policies, including material notices to or inquiries received from governmental agencies; and

4.	with respect to reporting and recommendations,

(i)	to prepare any report required by applicable law and regulation, including any recommendation of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement;

(ii)	to review this Charter at least annually and recommend any changes to the full Board of Directors; and

(iii)	to report its activities to the full Board of Directors on a regular basis and to make such recommendations with respect to the above and other matters as the Audit Committee may deem necessary or appropriate.

V.     Resources and Authority of the Audit Committee:  The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage outside auditors for special audits, reviews and other procedures and to retain special counsel and other experts or consultants.

Adopted	October 16, 2000

SALIX PHARMACEUTICALS, LTD.

Proxy For Annual Meeting Of Stockholders

This Proxy Is Solicited On Behalf Of The Board Of Directors

The undersigned stockholder of Salix Pharmaceuticals, Ltd., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 29, 2004, and hereby appoints Carolyn J. Logan and Adam C. Derbyshire and each of them proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2004 Annual Meeting of Stockholders of Salix Pharmaceuticals, Ltd., to be held on Thursday, June 17, 2004 at 9:00 a.m., local time, at the offices of Salix, located at 8540 Colonnade Center Drive, Suite 501, Raleigh, North Carolina and any adjournment(s) thereof, and to vote all common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

1.	Election of Directors:

Nominees: John F. Chappell; Thomas W. D’Alonzo; Richard A. Franco; William P. Keane; and Carolyn J. Logan

☐	FOR all nominees listed above (except as marked to the contrary below)

☐	WITHHOLD AUTHORITY to vote for all nominees listed below:

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee(s) name(s) on the line above.

2.	Proposal to amend our 1996 Stock Option Plan to increase the number of shares of common stock reserved for issuance thereunder from 5,500,000 to 6,800,000.

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

3. Proposal to ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

☐ FOR                 ☐ AGAINST                 ☐ ABSTAIN

In their discretion, the proxies are authorized to vote upon such other matter(s) which may properly come before the meeting and at any adjournment(s) thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW  ☐

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, WILL BE VOTED (1) FOR THE LISTED NOMINEES IN THE ELECTION OF DIRECTORS, (2) FOR THE AMENDMENT OF THE 1996 STOCK PLAN, AND (3) FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS FOR THE 2004 FISCAL YEAR.

Both of such attorneys or substitutes (if both are present and acting at said meeting or any adjournment(s) thereof, or, if only one shall be present and acting, then that one) shall have and may exercise all of the powers of said attorneys-in-fact hereunder

Dated: , 2004

Signature

Signature

(This proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)